EXHIBIT 10.11
                                     LEASE


      This agreement is made and entered into as of December 15, 1992, by and between David H. Arnold and Muriel M. Arnold, husband and wife, and Daniel M. Rukavina and Patricia A. Rukavina, husband and wife parties of the first part, Lessors, and EMD Associates, Inc., a Minnesota corporation, party of the second part, Lessee;
      WITNESSETH:
      That the said parties of the first part, in consideration of the rents and covenants hereinafter mentioned, do hereby demise, lease and let unto the said party of the second part, and the said party of the second part does hereby hire and take from the said parties of the first part the premises situated at Theurer Boulevard and 41st Avenue, Goodview, Minnesota, legally described as Lots One (1), Two (2), and Three (3), Block Two (2), Goodview Industrial Park.
      TO HAVE AND TO HOLD the above rented premises unto the said Lessee, its successors and assigns, just as they are, without any liability or obligations on the part of said Lessors of making any alterations, improvements or repairs of any kind on or about said premises, except as expressly provided herein, for and during the full term of five (5) years from and after December 15, 1992, and thereafter from year to year until terminated by either party by sixty (60) days written notice, for the following purposes, to-wit: Offices and manufacturing or other similar lawful uses.
      And the said Lessee agrees to and with the said Lessors to pay as rent for the above mentioned premises the sum of Fifty Thousand Three Hundred and no/100 ($50,300.00) Dollars per
month during the full term of this lease; subject to adjustment as follows: If, during any lease year, the Average Prime Rate, as hereinafter defined, exceeds 13%, the rent for such lease year shall be adjusted by an amount equal to the annual rent provided herein multiplied by a fraction, the numerator of which shall be the difference between the Average Prime Rate and 11 1/2 , and the denominator of which shall be 11 1/2. The amount of any such adjustment shall be determined by Lessors at the end of the lease year, and shall be due and payable within thirty (30) days after written notice to Lessee, showing the amount and basis for the adjustment. The Prime Rate shall be the rate of interest established by Chase Manhattan Bank of New York as its "base" or "prime" rate, as published from time to time. The Average Prime Rate shall be the weighted average of the Prime Rates in effect during the lease year, calculated by multiplying each Prime Rate in effect during the lease year by the number of days such rate was in effect, then adding all of the products so determined, and then dividing that sum by the number of days in the lease year.
      The Lessee, for itself, its successors and assigns, hereby covenants with the Lessors, their heirs, executors, administrators, and assigns:
      (1) That it will promptly pay all gas, oil, electric, light, sewage, water rates or charges which may become payable during the continuance of this lease for gas, oil, electric, light and water used on said premises.
      (2) That it will keep all and singular the said building and premises, including the plumbing and heating plant and all driveways, parking areas and other appurtenances, in such repair as the same are at the commencement of the said term or may be put in during the continuance thereof, reasonable wear and tear and damage by fire or extended coverage perils only excepted, and will promptly replace all glass thereof broken during the said term by other of the same quality and size.
      (3) That it will not injure, overload or deface or suffer to be injured, overloaded or defaced the premises or any part thereof.
      (4) That it will save harmless and indemnify the Lessors from and against all loss, liability or expense that may be incurred by reason of any accident with the machinery, pipes or from any damage or neglect arising from or in any way growing out of the misuse or abuse of the city water or from the bursting of any pipes or from any neglect in not removing snow and ice from the premises; or from any accident or other occurrence on or about said premises.
      (5) That it will not make or suffer any unlawful, improper or offensive use of the premises or any use or occupancy thereof contrary to any law of the State or any ordinance of the City now or hereafter made, or which shall be injurious to any person or property or which shall be liable to endanger or affect any insurance on the said building or to increase the premium thereof.
      (6) That it will not make any alterations or additions in or to the premises without the written consent of the Lessors; nor suffer any holes to be made or drilled in the outside stone or brick work; not to suffer any signs to be placed upon the building except such as the Lessors shall in writing approve.
      (7) Lessee shall not assign, underlet or part with the possession of the whole or any part of the demised premises without first obtaining the written consent of the Lessors.

      (8) Lessors at all reasonable times may enter to view the premises and to make repairs which Lessors may see fit to make, or to show the premises to persons who may wish to buy or lease, and that during three (3) months next preceding the expiration of the term Lessors will be permitted to place and keep next to the sidewalk in the front of said premises a notice 24" x 24" that the premises are for rent or sale.
      (9) That at the expiration of said term Lessee will peaceably yield up to Lessors or those having their estates therein the premises and all erections or additions made upon the same in good repair in all respects, reasonable use and wear and damage by fire and other unavoidable casualty excepted, as the same now are or may be put in by Lessors.
      (10) That all property of any kind that may be on the premises during the continuance of this lease shall be at the sole risk of the Lessee, and that the Lessors shall not be liable to the Lessee or any other persons for any injury, loss or damage to property or to any person on the premises; and neither Lessee nor Lessors will make any claim against the other for losses arising by reason of fire or extended coverage perils for which full recovery has been made from any other person, corporation, or association.
      (11) Lessee covenants and agrees to pay for the costs of procuring and maintaining and keeping in full force during the term hereof the following insurance which shall be procured and renewed from time to time by Lessee at Lessee's cost and expense:
            (a) Insurance upon all of the buildings and improvements located on the demised premises against loss thereof, or damage thereto, by fire and the risks included in what is commonly known as an "all risk policy", for the replacement cost from time to time of said buildings and improvements; and any loss insured against shall be payable to Lessors and Lessee as their respective interests may appear.

            (b) Comprehensive general liability insurance insuring Lessors and Lessee against liability for injury to and destruction of property and for injury to or loss of life of persons, with a combined single limit of at least One Million Dollars per accident or occurrence.

            (c) The policies or certificates evidencing the aforesaid insurance shall be delivered to the Lessors and in turn may be delivered by the Lessors to their mortgagee.

            (d) All policies shall provide that the same shall not be cancelled or altered except on ten (10) days' prior written notice to Lessors and to the mortgagee.

      (12) Lessee covenants and agrees that it will not use or permit any person to use said demised premises or any part thereof for any use or purpose in violation of the laws of the United States of America, the State of Minnesota or ordinances or other regulations of any municipality in which said premises are situated, or of any other lawful authorities, or use or permit, or suffer any person or use of said premises or any buildings thereof for the manufacture or sale of intoxicating liquor of any kind, character or description whatsoever; that during said term it will keep said demised premises and every part thereof and all buildings at any time situated thereon in a clean and wholesome condition, and generally that it will in all respects and at all times fully comply with all lawful health, police and fire regulations, and also that it will keep the improvements at any time situated on the demised premises and all sidewalks and areas adjacent thereto, as well as the area thereof, safe, secure and comfortable to the lawful and valid requirements of any municipality in which said premises may be situated, and of all other public authorities.

      (13) That no assent, express or implied by the Lessors, to any breach of any of the Lessee's covenants shall be deemed to be a waiver of any succeeding breach of the same covenant.
      Provided always that these presents are upon this condition that if the Lessee or its representatives, successors or assigns, shall neglect or fail to perform and observe any covenant herein contained which on the Lessee's part is to be performed, or if their leasehold estate shall be taken in execution, or if the Lessee shall be declared bankrupt or insolvent according to law or shall make assignment for the benefit of their creditors, then and in any case the Lessors or those having the estate of the Lessors in the premises, lawfully may immediately or at any time thereafter and without notice or demand, enter into and upon the demised premises or any part thereof and repossess the same as if of their former estate and expel the Lessee and those claiming under it and remove Lessee's effects forcibly if necessary without being taken or deemed to be guilty of any manner of trespass. And thereupon this demise shall absolutely determine but without prejudice to any remedies which might otherwise be used by the Lessors for arrears of rent or any breach of the Lessee's covenants herein contained.
      Provided also that in case the demised premises or any part thereof shall at any time during said term be destroyed or damaged by fire or other unavoidable casualty so as to be unfit for occupancy and use and so the premises cannot be rebuilt or restored by the Lessors within one (1) year thereafter, then and in that case this demise shall terminate, but if the premises can be rebuilt or restored within one (1) year, and if proceeds of insurance payable for such casualty are sufficient therefor, the Lessors will at their own expense and with due diligence so rebuild or restore the premises and Lessee shall continue to pay the rents hereunder without abatement.
      Provided also that in case the whole or any part of the premises hereby demised shall be taken by the City or State or other public authority for any use, then this demise shall terminate from the time when such possession of the whole or any part so taken shall be required for such public use and the rents properly apportioned shall be paid up to that time; and such taking shall not be deemed a breach of the Lessors' covenant for quiet enjoyment hereinbefore contained.
      (14) Lessee covenants and agrees to pay all taxes due and payable and all assessments hereafter levied during the term or extension thereof of this lease.
      (15) Each party hereto hereby waives all claims for recovery from the other party for any loss or damage to any of its property insured under valid and collectible insurance policies to the extent of any recovery collectible under such insurance, subject to the limitation that this waiver shall apply only when the fire and extended coverage policies of both parties contain a clause to the effect this waiver shall not affect said policies or the right of both parties to recover thereunder. Both parties agree that such insurance policies will include such clause as long as the same is includable without extra cost.
      This lease shall be subject to and subordinate to the lien of any mortgage or mortgages or deed or deeds of trust which at any time may be placed upon the fee title to the premises above described; provided, however, that the rights of the Lessee, its successors and assigns hereunder shall not be cut off or affected by foreclosure of any such mortgage or mortgages or deed or deeds of trust so long as the Lessee, its successors and assigns, shall not be in default hereunder.
      This lease amends and supersedes a Lease Agreement between the parties dated July 1, 1988, as previously amended.
      IN WITNESS WHEREOF, the parties hereto have executed this agreement, effective the day and year first above written.

                                    /S/ DAVID H.  ARNOLD
                                    David H.  Arnold


                                    /S/ MURIEL M.  ARNOLD
                                    Muriel M.  Arnold


                                    /S/ DANIEL M.  RUKAVINA
                                    Daniel M.  Rukavina


                                    /S/ PATRICIA A.  RUKAVINA
                                    Patricia A.  Rukavina


                                    EMD ASSOCIATES, INC.


                                    By /S/ DANIEL M.  RUKAVINA
                                    Daniel M.  Rukavina, President


                                    By /S/ DAVID H.  ARNOLD
                                    David H. Arnold, Secretary

                              AMENDMENT TO LEASE

      This agreement is made and entered into as of January 1, 1994, by and between David H. Arnold and Muriel M. Arnold, husband and wife, and Daniel M. Rukavina and Patricia A. Rukavina, husband and wife, Lessors, and EMD Associates, Inc., a Minnesota corporation, Lessee.
      WHEREAS, the parties hereto entered into a Lease Agreement dated December 15, 1992, whereby Lessors demised and let unto Lessee certain premises situated at Theurer Boulevard and 41st Avenue, Goodview, Minnesota, legally described as Lots One (1), Two (2), and Three (3), Block Two (2), Goodview Industrial Park, upon which was then situated a manufacturing and office building, for a term of five (5) years from and after December 15, 1992, and thereafter from year to year until terminated as provided therein, for a net rent of $50,300.00 per month, subject to adjustment as provided therein; and
      WHEREAS, the said Lease remains in effect; and WHEREAS, at the request and direction of Lessee, Lessors acquired an adjacent parcel of real estate, legally described in Exhibit A attached hereto, for improvement and use by Lessee for vehicle parking (the "Parking Area");
      NOW THEREFORE, the parties hereto agree as follows:
      1. From and after January 1, 1994, the leased premises shall include the Parking Area.

      2. From and after January 1, 1994, Lessee shall pay to Lessors as rent for the leased premises the sum of $50,932.00 per month during the full remaining term of the Lease, subject to adjustment as provided therein.
      3. Except as amended herein, the said Lease Agreement shall be and remain in full fore and effect.
      IN WITNESS WHEREOF, the parties hereto have executed this agreement, effective the day and year first above written.
                                    /S/ DAVID H.  ARNOLD
                                    David H.  Arnold

                                    /S/ MURIEL M.  ARNOLD
                                    Muriel M.  Arnold

                                    /S/ DANIEL M.  RUKAVINA
                                    Daniel M.  Rukavina

                                    /S/ PATRICIA A.  RUKAVINA
                                    Patricia A.  Rukavina


                                    EMD ASSOCIATES, INC.

                                    By /S/ DAVID FRADIN
                                    David Fradin, President and CEO

                                    EXHIBIT A

That part of the Southeast Quarter of the Southwest Quarter (SE 1/4 of SW 1/4) of Section Seventeen (17), Township One Hundred Seven (107) North, of Range Seven (7), West of the Fifth Principal Meridian, Winona County, Minnesota, described as follows:

     Commencing at the Southeast corner of said SE 1/4 of the SW 1/4, thence on an assumed bearing of North along the East line of said SE1/4 of the SW1/4, a distance of 1.20 feet to the Northerly right of way line of the Soo Line Railroad Company; thence North 61(degree)57'00" West way line distant 134.60 feet Southeasterly of the most Southerly corner of Lot 1, Block 2, record plat of Goodview Industrial Park, Winona County, Minnesota, and the point of beginning of the land to be described; thence continue North 61(degree)57'00" West, along said right of way line, 134.60 feet to said most Southerly corner of Lot 1; thence North 27(degree)55' East, along the Southeasterly line of said Lot 1, a distance of 240.00 feet to the most Easterly corner of said Lot 1; then South 61(degree)57'00" East, along the Southwesterly line of Lot 3, said Block 2, a distance of 134.60 feet to the most Southerly corner of said Lot 3; thence South 27(degree)55' West, 240.00 feet to the point of beginning.

Excepting therefrom and reserving to Lessors the metal storage building situated thereon, and the right of ingress thereto and egreiss therefrom.

                               AMENDMENT TO LEASE

      This agreement is made and entered into as of December 15, 1995, by and between David H. Arnold and Muriel M. Arnold, husband and wife, and Daniel M. Rukavina and Patricia A. Rukavina, husband and wife, Lessors, and EMD Associates, Inc., a Minnesota corporation, Lessee.
      WHEREAS, the parties hereto entered into a Lease Agreement dated December 15, 1992, whereby Lessors demised and let unto Lessee certain premises situated at Theurer Boulevard and 41st Avenue, Goodview, Minnesota, legally described as Lots One (1), Two (2), and Three (3), Block Two (2), Goodview Industrial Park, upon which was then situated a manufacturing and office building, for a term of five (5) years from and after December 15, 1992, and thereafter from year to year until terminated as provided therein, for a net rent of $50,300.00 per month, subject to adjustment as provided therein; and
      WHEREAS, the said Lease was amended by an Amendment to Lease dated as of January 1, 1994, to include an adjacent parking area, and to increase the rent for the leased premises to the sum of $50,932.00 per month for the remaining term of the lease; and
      WHEREAS, the said Lease, as so amended, remains in effect; and WHEREAS, the parties have agreed to extend the said lease as provided herein; NOW THEREFORE, the parties hereto agree as follows:

      4. The term of the said lease shall be extended for a period of ten (10) years from and after December 15, 1995, and shall continue until December 15, 2005, and thereafter from year to year until terminated by either party by sixty
(60) days written notice.

     5. Except as amended herein, the said Lease Agreement shall be and remain in full force and effect. /S/ DAVID H. ARNOLD David H. Arnold

                                    /S/ MURIEL M.  ARNOLD
                                    Muriel M.  Arnold

                                    /S/ DANIEL M.  RUKAVINA
                                    Daniel M.  Rukavina

                                    /S/ PATRICIA A.  RUKAVINA
                                    Patricia A.  Rukavina


                                    EMD ASSOCIATES, INC.

                                    By /S/ DAVID FRADIN
                                    David Fradin, President and CEO

                              AMENDMENT TO LEASE


      This Amendment to Lease (this "Amendment") is made and entered into on this 30th day of July, 1996, by and between David H. Arnold and Muriel M. Arnold, husband and wife, and Daniel M. Rukavina and Patricia A. Rukavina, husband and wife (collectively, "Lessor"), and EMD Associates, Inc., a Minnesota corporation ("Lessee").

      WHEREAS, the Lessor and Lessee entered into a Lease Agreement dated December 15, 1992 (the "Original Lease"), whereby Lessor demised and let unto Lessee certain premises situated at Theurer Boulevard and 41st Avenue, Goodview, Minnesota, legally described as Lots One (1), Two (2) and Three (3), Block Two
(2), Goodview Industrial Park, upon which is situated a manufacturing and office building, for a term of five (5) years from and after December 15, 1992, and thereafter from year to year until terminated as provided therein, for a net rent of $50,300 per month, subject to adjustments as provided therein; and

      WHEREAS, the Original Lease was amended by (i) an Amendment to Lease dated as of January 1, 1994, to include an adjacent parking area within the leased premises, and to increase the rent for the leased premises to the sum of $50,932 per month for the remaining term of the Lease, and (ii) an Amendment to Lease dated as of December 15, 1995, to extend the term of the Lease for a period of ten (10) years from and after December 15, 1995 and continuing until December 15, 2005, and thereafter from year to year until terminated by either party by sixty (60) days written notice (the "Original Lease, as so amended, being herein referred to as the "Lease"); and

      WHEREAS, the Lease remains in full force and effect; and

      WHEREAS, the parties have agreed to further modify and amend the Lease, and to provide for a purchase option in favor of Lessee covering the leased premises covered by the Lease (the "Leased Premises"), as more particularly described herein;

      NOW, THEREFORE, in consideration of the premises, the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of all of which is hereby acknowledged and confessed, the parties hereto hereby agree as follows:

      6. The term of the Lease is hereby amended such that the term of the Lease shall continue for a period of ten (10) years from and after July 30, 1996, and shall continue until July 31, 2006, and thereafter from year to year until terminated by either party by providing the other party with written notice of such party's election to terminate the Lease not less than one hundred eighty

(180) days prior to the expiration of the term (as the term may be extended year to year as provided herein).

      7. From and after August 1, 1996, the rent for the Leased Premises shall be the sum of $50,932.00 per month for the remaining term of the Lease. The rent shall not be subject to adjustment provided in the Lease (and such adjustment provision is hereby deleted and of no further force and effect).

      8. Lessor hereby grants to Lessee an option to purchase the Leased Premises for a stipulated and agreed upon sum of $4,711,000.00. The term of said purchase option shall commence on the date hereof and shall expire on July 31, 1999. In the event Lessee desires to exercise its option to purchase the Leased Premises, Lessee shall notify Lessor in writing of Lessee's exercise of such purchase option on or before July 31, 1999; otherwise, the purchase option shall be null and void and of no further force or effect. In the event Lessee timely exercises its option to purchase the Leased Premises, Lessor and Lessee agree to cooperate with each other in good faith to close the purchase of the Leased Premises within thirty (30) days following the date that Lessee notifies Lessor in writing that Lessee has exercised its purchase option. The purchase option shall cover the entire Leased Premises, including all improvements, structures and buildings thereon, all fixtures, located therein or thereon, and all of Lessor's right, title and interest in and to all easements and other appurtenances thereto, and the same shall be conveyed by Lessor to Lessee by warranty deed and bills of sale and assignments, with covenants of general warranty, free and clear of all liens and encumbrances.

      9. In each instance in the Lease where consent or approval is required to be obtained from a party to the Lease, such consent or approval shall not be unreasonably withheld, delayed or conditioned.

      10. Concurrently with the execution of this agreement, Lessor and Lessee agree to execute and file of record in the appropriate public records of Winona County, Minnesota, a Memorandum of Option specifying the leased premises and the term of the option described in Paragraph 3 above, in the form attached hereto as EXHIBIT "A"/

     11. Except as amended herein, the said Lease shall be and remain in full force and effect.

      IN WITNESS WHEREOF, the parties hereto have executed this Amendment, effective July 30, 1996.

EMD ASSOCIATES, INC.                      /S/ DAVID H.  ARNOLD
                                          David H. Arnold

By:/S/DAVID W.  FRADIN                    /S/ MURIEL M.  ARNOLD
Name: DAVID W.  FRADIN                    Muriel M. Arnold

Title: PRESIDENT                          /S/ DANIEL M.  RUKAVINA
                                          Daniel M. Rukavina

                                          /S/ PATRICIA A. RUKAVINA
                                          Patricia A. Rukavina